SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 2, 2004

WESTERN UNITED HOLDING COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Washington (STATE OR OTHER JURISDICTION OF INCORPORATION	1-31576 (COMMISSION FILE NUMBER)	73-1642091 (I.R.S. EMPLOYER IDENTIFICATION NO.)

601 West First Avenue, Spokane, Washington (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	99201 (ZIP CODE)

(509) 838-2500
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 3. Bankruptcy or Receivership

On February 4, 2004, the Registrant’s parent company, Metropolitan Mortgage & Securities Co., Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Washington (Case No. 04-00757). Neither the Registrant nor its wholly owned subsidiary, Western United Life Assurance Company (“WULAC”), was included in the bankruptcy filing and WULAC is continuing its operations under the supervision of the Washington State Office of the Insurance Commissioner.

ITEM 5. Other Events and Regulation FD Disclosure.

On February 2, 2004, the Registrant announced the resignation of John Van Engelen as the Registrant’s Chairman, President, Chief Executive Officer, and as a member of the Registrant’s Board of Directors. Mr. Van Engelen simultaneously resigned as President of the Registrant’s wholly owned subsidiary, Western United Life Assurance Company (“WULAC”), and as a member of WULAC’s Board of Directors. The Registrant further announced the resignation of Sam Smith from the Registrant’s Board of Directors and from the Board of Directors of WULAC. Neither Mr. Van Engelen nor Mr. Smith provided the Registrant with a letter describing any disagreement that would have required disclosure pursuant to Item 6 of Form 8-K.

Simultaneous with the resignations of Mr. Van Engelen and Mr. Smith, the Registrant announced the appointment of Stephen Corker as Chairman of the Board of Directors for both the Registrant and WULAC. In addition, the Registrant announced the election of Dale Whitney to the Boards of Directors of the Registrant and WULAC, and Mr. Whitney’s appointment as President of the Registrant and WULAC.

A copy of the Registrant’s press release dated February 2, 2004, furnished pursuant to Regulation FD, is attached to this Current Report on Form 8-K as Exhibit 99.1

ITEM 7. Financial Statements and Exhibits

Exhibit No.	Document Description

99.1	Press Release dated February 2, 2004, furnished pursuant to Regulation FD.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Reuel Swanson

Reuel Swanson Secretary
Dated: February 9, 2004

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release dated February 2, 2004